As filed with the Securities and Exchange Commission on March 14, 2024

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	38-3873146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13386 International Pkwy

Jacksonville, FL 32218

(904) 741-5400

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Warren B. Kanders
Chief Executive Officer

Cadre Holdings, Inc.

13386 International Pkwy

Jacksonville, FL 32218

(904) 741-5400

(Name, address, including zip code and telephone number, including area code, of agent for service of process)

Copy to:

Robert L. Lawrence, Esq.

Kane Kessler, P.C.

600 Third Avenue

35th Floor

New York, NY 10016

(212) 541-6222

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ No. 333- 271328

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐    Accelerated filer    ☒     Non-accelerated filer   ☐    Smaller reporting company    ☐    Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 (this “Registration Statement”) is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share (the “Common Stock”) of Cadre Holdings, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3. This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (File No. 333- 271328) (the “Prior Registration Statement”), initially filed on April 19, 2023, as amended and declared effective by the Securities and Exchange Commission on June 1, 2023.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Common Stock offered by the selling securityholders in the Prior Registration Statement by 163,127 shares of Common Stock. The shares of Common Stock being registered hereunder are in addition to the 3,000,000 shares of Common Stock of the selling securityholders that were registered in the Prior Registration Statement. The additional shares that are being registered in this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of the remaining securities available to be offered by the selling securityholders in the Prior Registration Statement.

The required opinion and consents are filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (File No. 333- 271328) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description
5.1	Opinion of Kane Kessler, P.C
23.1	Consent of KPMG LLP
23.2	Consent of Kane Kessler, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference from the signature page to the Registration statement on Form S-3, File No. 333-271328)
107	Filing Fees Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on March 14, 2024.

CADRE HOLDINGS, INC.

By:	/s/ Warren B. Kanders
	Name:	Warren B. Kanders
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Warren B. Kanders	Chief Executive Officer and Chairman	March 14, 2024
Warren B. Kanders	(Principal Executive Officer)

*	President	March 14, 2024
Brad Williams

/s/ Blaine Browers	Chief Financial Officer	March 14, 2024
Blaine Browers	(Principal Financial Officer and Principal Accounting Officer)

*	Director	March 14, 2024
Hamish Norton

*	Director	March 14, 2024
Nicholas Sokolow

*	Director	March 14, 2024
William Quigley

*	Director	March 14, 2024
Deborah A. DeCotis

* By:	/s/ Blaine Browers
Name: Blaine Browers
Title: Attorney-in-Fact